UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2023

Edesa Biotech, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)

(289) 800-9600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The Board of Directors (the “Board”) of Edesa Biotech, Inc. (the “Company”) approved a reverse share split of the Company’s common shares, without par value (“Common Shares”) at a ratio of 1 new-for-7 old Common Shares (the “Reverse Split”). The Reverse Split will become effective at 12:01 AM Eastern Time on October 11, 2023 (the “Effective Time”). The Common Shares will continue to be traded on The Nasdaq Capital Market under the symbol “EDSA” and will begin trading on a post-Reverse Split basis when the market opens on October 11, 2023, under a new CUSIP number, 27966L306.

At the Effective Time, every seven Common Shares will be converted automatically into one Common Share. Shareholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the Reverse Split. Registered shareholders holding shares electronically in book-entry form do not need to take any action. The Company’s transfer agent, Computershare Investor Services Inc., will instruct any shareholders with paper certificates on the exchange process.

The Reverse Split will affect all shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Split would result in a shareholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Split. In accordance with the Business Corporations Act (British Columbia) (the “Act”), each fractional share remaining after completion of the Reverse Split that is less than half of one whole Common Share will be rounded down and canceled without consideration to the holders thereof, and each fractional share that is at least half of one whole Common Share will be rounded up to one whole Common Share. Pursuant to the Act and the Company’s articles, shareholder approval for the Reverse Split is not required. The Reverse Split will reduce the number of Common Shares outstanding from 21,528,371 shares to approximately 3,072,482 shares, the final number of which will be determined according to fractional entitlements. Proportional adjustments will be made to the number of Common Shares issuable upon exercise or conversion of the Company’s outstanding equity awards and warrants, as well as the applicable conversion and exercise prices thereof. The Reverse Split will proportionally reduce the number of Common Shares issuable under the Company’s 2019 Equity Incentive Compensation Plan, as amended. Shareholders with shares in brokerage accounts should direct any questions concerning the Reverse Split to their broker; all other shareholders may direct questions to Computershare Investor Services Inc., at 1-800-564-6253 or via email at corporateactions@computershare.com.

Item 8.01.	Other Events.

On October 10, 2023, the Company issued a press release announcing the Reverse Split. A copy of the press release is being filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDESA BIOTECH, INC.

Dated: October 11, 2023	By:	/s/ Stephen Lemieux
Stephen Lemieux
Chief Financial Officer

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